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                                                                    Exhibit 21.1

                              APACHE CORPORATION

                            LISTING OF SUBSIDIARIES

EXACT NAME OF SUBSIDIARY                                    JURISDICTION OF
AND NAME UNDER WHICH                                        INCORPORATION OR
SUBSIDIARY DOES BUSINESS                                    ORGANIZATION
- --------------------------------------------------------    ----------------
Apache China Corporation LDC                                Cayman Islands
Apache Foundation                                           Minnesota
Apache Gathering Company                                    Delaware
Apache International Finance N.V.                           Netherland Antilles
Apache International, Inc.                                  Delaware
         Apache Cote d'Ivoire, Inc.                         Delaware
         Apache France Investment Management, Inc.          Delaware
         Apache Oil Angola, Inc.                            Delaware
         Apache Oil Australia PTY Limited                   New South Wales, Australia
         Apache Oil Azerbaijan, Inc.                        Delaware
         Apache Oil Congo, Inc.                             Delaware
         Apache Oil Egypt, Inc.                             Delaware
         Apache Oil France, Inc.                            Delaware
         Apache Oil Gabon, Inc.                             Delaware
         Apache Oil Java Sea, Inc.                          Delaware
         Apache Oil Myanmar, Inc.                           Delaware
         Apache Oil Sumatra, Inc.                           Delaware
         Societe Petroliere Apache France S.N.C.            France
MW Petroleum Corporation                                    Colorado
         MWJR Petroleum Corporation                         Delaware
Ucross Land Company                                         Delaware
Nagasco, Inc.                                               Delaware
         Apache NGC, Inc.                                   Delaware
         Apache Marketing, Inc.                             Delaware
         Apache Transmission Corporation - Texas            Texas
         Apache Crude Oil Marketing, Inc.                   Delaware
         Nagasco Marketing, Inc.                            Delaware
Apache Corporation (New Jersey)                             New Jersey
Apache-Beals Corporation                                    New York
Apache Oil Corporation                                      Texas
Burns Manufacturing Company                                 Minnesota
Hadson Energy Resources Corporation                         Delaware
         Hadson Bentu Limited                               Oklahoma
         Hadson Bunyu Limited                               Oklahoma
         Hadson Energy Limited                              Western Australia
         Hadson Australia Development Pty Ltd.              Western Australia
                Petro Energy Limited                        New South Wales, Australia
         Hadson Beagle Pty Ltd.                             Western Australia
         Hadson Carnarvon Pty Ltd.                          Western Australia
         Hadson Dampier Pty Ltd.                            Western Australia
         Hadson Pacific Pty Ltd.                            Western Australia
         Hadson Timor Sea Pty Ltd.                          Western Australia
         Hadson WA-225 Pty Ltd.                             Western Australia
Mid Equipment, Incorporated                                 Delaware